DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
E0905842006-4
Document Number
20060794313-35

Date Filed:
12/12/2006 8:00:32 AM
In the office of

Dean Heller
Secretary of State

Articles of Incorporation

(PURSUANT TO NRS 78)

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	GOLDEN TAN, INC.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	CORP 95, LLC Name 2620 REGATTA DR SUITE 102 — LAS VEGAS — Nevada 89128 Street Address — City — Zip Code 33585C DEL OBISPO ST NO. 200 — DANA POINT — NV 92629 Optional Mailing Address — City — State Zip Code
3. **Shares:** (number of shares corporation authorized to issue)	Number of shares with par value: 75,000,000 Par value: $ .001 Number of shares without par value:
4. **Names & Addresses of Board of Directors/Trustees:** (attach additional page if more than 3 directors/trustees)	1. KIM McELROY Name 3195 UPPER LEVELS RD #182 — ROBSON — BC V0G1X0 Street Address — City — State Zip Code 2. Name Street Address — City — State Zip Code 3. Name Street Address — City — State Zip Code
5. **Purpose:** (optional-see instructions)	The purpose of this Corporation shall be:
6. **Names, Address and Signature of Incorporator.** (attach additional page if there is more than 1 incorporator)	DAVID DELOACH — Signature Name 2620 REGATTA DR SUITE 102 — LAS VEGAS — NV 89128 Address — City — State Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. Authorized Signature of R. A. or On Behalf of R. A. Company — 12/12/06 Date

This form must be accompanied by appropriate fees

ADDITIONAL PROVISIONS OF THE ARTICLES OF INCORPORATION

The liability of directors and officers of this corporation for monetary damages shall be eliminated to the fullest extent permissible under Nevada law.

This corporation is authorized to provide indemnification of directors, officers and agents to the fullest extent permissible under Nevada law.

Any amendment, repeal or modification of any provision of this Article shall not adversely affect any right or protection of a director, officer or agent of this corporation existing at the time of such amendment, repeal or modification.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20080240342-95 Filing Date and Time 04/07/2008 9:55 AM Entity Number E0905842006-4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Golden Tan, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

I. The name of the corporation is YONGYE BIOTECHNOLOGY INTERNATIONAL, INC.

3. The total number of shares of common stock authorized that may be issued by the Corporation is 150,000,000 shares with a par value of $0.001 per share, and the total number of shares of preferred stock ("Preferred Stock") authorized that may be issued by the Corporation is 75,000,000 shares with a par value of $0.001 per share. The Corporation may from time to time issue said shares for such consideration as the Board of Directors may fix. The Board of Directors of the Corporation is hereby expressly authorized, by resolution or resolutions from time to time adopted, to provide, out of the unissued shares of Preferred Stock, for the issuance of the Preferred Stock in one or more classes or series. Before any shares of any such class or series are issued, the Board of Directors shall fix and state, and hereby is expressly empowered to fix, by resolution or resolutions, the designations, preferences, and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitations or restrictions thereon.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: 60.5%

4. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required): X [signature]

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.